EXECUTION

AMENDMENT TO
FOREIGN CUSTODY MANAGER AGREEMENT

AMENDMENT made as of March 29, 2024 (the "Effective Date") by and between each entity listed on Annex I attached hereto (the "Fund") and The Bank of New York Mellon ("BNY").

WITNESSETH:

WHEREAS, the Fund and BNY are parties to that certain Foreign Custody Manager Agreement dated as of December 7, 2022 (the "Agreement"), pursuant to which the Fund has appointed BNY to serve as Foreign Custody Manager of certain of its assets and perform for the portfolios identified on Annex I thereto (on the terms and conditions contained herein);

WHEREAS, BNY desires to serve as a Foreign Custody Manager and perform the duties set forth herein on the terms and conditions contained herein;

NOW THEREFORE, in consideration of the mutual promises hereinafter contained in this Agreement, the Fund and BNY hereby agree as follows:

1. The Agreement is hereby amended as of the Effective Date by deleting Annex I of the Agreement in its entirety and replacing it with Annex I as attached hereto.

2. The Fund and BNY hereby agree to be bound by all of the terms, provisions, covenants, and obligations set forth in the Agreement.

3. Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4. Any capitalized terms not defined herein shall have their respective meanings as assigned in the Agreement.

5. The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, the Fund and BNY have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the date first above written.

EACH OF THE FUNDS OR SERIES IDENTIFIED IN ANNEX I

By: ______________________________

Title: Secretary

THE BANK OF NEW YORK MELLON

By: ______________________________

Title: Managing Director

ANNEX I
(March ___, 2024)

Fund Name	Tax Identification
Global X Russell 2000 Covered Call & Growth ETF	88-3346587
Global X Financials Covered Call & Growth ETF	88-3383563
Global X Health Care Covered Call & Growth ETF	88-3414873
Global X Information Technology Covered Call & Growth ETF	88-3437004
Global X Emerging Markets Great Consumer ETF	80-6158620
Global X Emerging Markets ETF	80-6158618
Global X Nasdaq 100 ESG Covered Call ETF	92-1542873
Global X S&P 500 ESG Covered Call ETF	92-1531080
Global X PropTech ETF	92-1570606
Global X Carbon Credits Strategy ETF	92-1649602
Global X Aging Population ETF	81-1985491
Global X AgTech & Food Innovation ETF	86-3302232
Global X Artificial Intelligence & Technology ETF	82-4051208
Global X Autonomous & Electric Vehicles ETF	82-3995096
Global X Blockchain & Bitcoin Strategy ETF	87-2439676
Global X Blockchain ETF	86-3354338
Global X Cannabis ETF	84-2550473
Global X Clean Water ETF	86-1821925
Global X CleanTech ETF	85-2713641
Global X Copper Miners ETF	27-2047022
Global X Cybersecurity ETF	84-3019713
Global X Data Center REITs & Digital Infrastructure ETF	85-2730687
Global X DAX Germany ETF	47-1424928
Global X Disruptive Materials ETF	87-3701147
Global X Dow 30 Covered Call ETF	87-4620417
Global X E-Commerce ETF	83-2370821
Global X Emerging Markets Bond ETF	84-5125797
Global X FinTech ETF	47-5515518
Global X FTSE Southeast Asia ETF	27-4527343
Global X Genomics & Biotechnology ETF	83-3722600
Global X Gold Explorers ETF	27-3336864
Global X Green Building ETF	87-4786029
Global X Hydrogen ETF	86-3407928
Global X Infrastructure Development ex-U.S. ETF	99-1806659
Global X Interest Rate Hedge ETF	88-1124313
Global X Interest Rate Volatility & Inflation Hedge ETF	88- 1024504
Global X Internet of Things ETF	47-5541145

Global X Lithium and Battery Tech ETF	27-2913793
Global X Metaverse ETF	88-0814084
Global X MSCI Argentina ETF	27-4066214
Global X MSCI China Communication Services ETF	27-1255928
Global X MSCI China Consumer Discretionary ETF	27-1255772
Global X MSCI China Consumer Staples ETF	83-1933074
Global X MSCI China Energy ETF	27-1255816
Global X MSCI China Financials ETF	27-1255856
Global X MSCI China Health Care ETF	83-1948088
Global X MSCI China Industrials ETF	27-1255896
Global X MSCI China Information Technology ETF	83-1962519
Global X MSCI China Materials ETF	27-1555414
Global X MSCI China Real Estate ETF	83-1976606
Global X MSCI China Utilities ETF	83-1989362
Global X MSCI Colombia ETF	26-4036052
Global X MSCI Greece ETF	45-3686908
Global X MSCI Next Emerging & Frontier ETF	46-3616595
Global X MSCI Nigeria ETF	45-3046730
Global X MSCI Norway ETF	26-3251536
Global X MSCI Pakistan ETF	27-4066142
Global X MSCI Portugal ETF	46-3909548
Global X MSCI SuperDividend EAFE ETF	81-3954690
Global X MSCI SuperDividend Emerging Markets ETF	47-2434409
Global X MSCI Vietnam ETF	87-2431868
Global X NASDAQ 100 Collar 95-110 ETF	86-3933319
Global X Nasdaq 100 Covered Call & Growth ETF	85-1764266
Global X Nasdaq 100 Covered Call ETF	46-3655399
Global X NASDAQ 100 Risk Managed Income ETF	86-3906184
Global X NASDAQ 100 Tail Risk ETF	86-3885655
Global X Renewable Energy Producers ETF	47-3638769
Global X Robotics & Artificial Intelligence ETF	81-3056153
Global X Russell 2000 Covered Call ETF	83-3070071
Global X S&P 500 Collar 95-110 ETF	87-0825085
Global X S&P 500 Covered Call & Growth ETF	85-1790144
Global X S&P 500 Covered Call ETF	46-1782023
Global X S&P 500 Quality Dividend Covered Call ETF	99-1251578
Global X S&P 500 Risk Managed Income ETF	86-3992153
Global X S&P 500 Tail Risk ETF	86-3960921
Global X S&P Catholic Values Developed ex-U.S. ETF	84-5156640
Global X Silver Miners ETF	27-2047129
Global X Social Media ETF	45-3120199
Global X Solar ETF	87-1757397

Global X SuperDividend ETF	45-1988407
Global X SuperDividend REIT ETF	47-2976764
Global X SuperDividend U.S. ETF	46-2020593
Global X Thematic Growth ETF	84-2801779
Global X Uranium ETF	27-3336968
Global X Video Games & Esports ETF	84-2824623
Global X Wind Energy ETF	87-1800904
Global X Dow 30® Covered Call & Growth ETF	93-1473105
Global X 1-3 Month T-Bill ETF	92-3357056
Global X Defense Tech ETF	93-1491483
Global X Brazil Active ETF	92-3327656
Global X India Active ETF	92-3311735
Global X Gold Income Strategy ETF	92-3395397
Global X U.S. Cash Flow Kings 100 ETF	92-3195440
Global X Emerging Markets Covered Call ETF	93-2892353

SCHEDULE I

Specified Countries

Argentina	Malta
Australia	Mauritius
Austria	Mexico
Bahrain	Morocco
Bangladesh	Namibia
Belgium	Netherlands
Bermuda	New Zealand
Botswana	Nigeria
Brazil	Norway
Bulgaria	Oman
Canada	Pakistan
Cayman Islands	Panama
Chile	Peru
China	Philippines
Colombia	Poland
Costa Rica	Portugal
Croatia	Qatar
Cyprus	Romania
Czech Republic	Russia
Denmark	Saudia Arabia
Egypt	Serbia
Estonia	Singapore
Eswatini	Slovakia
Finland	Slovenia
France	South Africa
Germany	South Korea
Ghana	Spain
Greece	Sri Lanka
Hong Kong	Sweden
Hungary	Switzerland
Iceland	Taiwan

India	Tanzania
Indonesia	Thailand
Ireland	Tunisia
Israel	Turkey
Italy	United Arab Emirates
Japan	Uganda
Jordan	Ukraine
Kazakhstan	United Kingdom
Kenya	Uruguay
Kuwait	Vietnam
Latvia	WAEMU
Lithuania	Zambia
Luxembourg	Zimbabwe
Malawi	
Malaysia	